EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Triple Net Properties, LLC, the Manager of NNN 2002 Value Fund, LLC (the “Company”) hereby certifies, to his knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of our company for the period ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our company.

July 30, 2007	/s/ Courtney A. Brower

Date	Courtney A. Brower
Financial Reporting Manager
Triple Net Properties, LLC
the Manager of NNN 2002 Value Fund, LLC
(principal accounting officer)

The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general information language in such filing.